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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-52785 of Washington Mutual, Inc. of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K as amended by Form 10-K/A of Washington Mutual, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington

July 10, 1998